Exhibit 10.7

LEASE
AGREEMENT

B.L. BLACKWELL COMPANY
7758 Wisconsin Avenue
Bethesda, Maryland 20814

LEASE

TABLE OF CONTENTS

LEASE COVER PAGE

PARTIES:

LANDLORD:

Charles Lee Blackwell, Trustee
Mildred Aileen Blackwell
T/A B.L. Blackwell Company

Address for Notices:

7758 Wisconsin Avenue, Suite #201
Bethesda, MD 20814

Copy of Notices to:

Charles L. Blackwell, Trustee

TENANT:

Mario Ortega (Individual) and/or Presto/Solmaya

State of Incorporation:

Address for Notices:

7758 Wisconsin Avenue, Suite #508
Bethesda, MD 20814

Copy of Notices to:

Mario Ortega and/or Presto/Solmaya

TERM:

Commencement Date:

September 1, 2007

Expiration Date:

Month-to-Month (Either party can cancel by giving thirty (30) days notice)

Renewal Option:

None

BUILDING AND LEASED PREMISES:

Suite:

508 (As-is condition)

Building:

Blackwell

Address of Building:

7758 Wisconsin Avenue

City, State and Zip:

Bethesda, MD 20814

Page C –1 of 3

SIZE OF PREMISES:

Approximate

553

square feet of usable area.

Approximate

square feet of rentable area

RENT:

Commencement date of rental payment:

September 1 2007

Monthly rental:

$965.00

Annual rental:

N/A

Total rental during lease term:

N/A

Rent Abatement:

None

Rental due date:

lst day of each month

Interest rate on delinquencies:

Maximum legal rate or 18% per annum, whichever is lesser, from due date.

Rental adjustment:

N/A

SECURITY DEPOSIT:

$965.00

USE OF PREMISES:

General office use

ATTACHMENTS TO LEASE:

Exhibit A:

Premises outlined on floor plan.

Exhibit B:

Building Rules and Regulations.

Other:

Page C –2 of 3

These Cover Pages are incorporated a part of this Lease and executed by Landlord and Tenant.

TENANT:		/s/ Mario Ortega
Mario Ortega (Individual)
Presto/Solmaya
	By:	/s/ Mario Ortega
Mario Ortega, Vice President
LANDLORD:		/s/ Charles Lee Blackwell, Trustee
Charles Lee Blackwell, Trustee
/s/ Mildred Aileen Blackwell
Mildred Aileen Blackwell
DATE EXECUTED:		August 29, 2007

Page C –3 of 3

SECTION I.  PARTIES; TERM; PREMISES.

1.01 PARTIES.  The parties to this tease are as shown on the cover page of this lease.

1.02 TERM.  Except as otherwise provided in this Lease, the term of this Lease is as shown on the cover page of this Lease.

1.02-1 POSSESSION OF PREMISES; DELAYED DELIVERY.  Written notice from Landlord to Tenant that Premises are available for occupancy on a specific date shall constitute delivery of possession of Premises to Tenant.  If possession is not delivered to Tenant by commencement date and cause for delay is not the fault of Tenant or its agents, the commencement date shall be extended to the date possession is delivered to Tenant.  If cause for the delay is the fault of Tenant or its agents, Landlord may cancel this tease by notice to Tenant fifteen (15) days prior to effective date of cancellation.

1.02-2 EARLY OCCUPANCY.  The commencement date of this Lease shall be the earlier of the date possession of the Premises is delivered to Tenant or the date Tenant occupies, commences alterations to or conducts business in all or a part of the Premises.

1.02-3 ACCEPTANCE OF PREMISES.  Occupying all or any portion of the Premises by Tenant shall be conclusive that the Premises are in satisfactory condition and acceptable to Tenant subject to latent defects and deficiencies listed in writing by Tenant to Landlord within ten (10) days after Tenant’s occupancy.

1.03 PREMISES.  Landlord teases to Tenant and Tenant leases from Landlord the Premises identified on the cover page of this Lease situated in the Building named on the cover page.  As defined by the American National Standard Institute 265.1-1980, the approximate usable and rentable square footage of the Premises are shown on the cover page.  The Premises are outlined in red on Exhibit A attached.

SECTION II.  RENT; ADJUSTMENTS TO RENT; SECURITY DEPOSIT; LANDLORD’S LIEN.

2.01 RENT; WHEN DUE; WHERE PAID.  All monies payable by Tenant to Landlord under this Lease shall be deemed to be rent and shall be payable and recoverable as rent in the manner herein provided and Landlord shall have all rights against Tenant for default in any such payment.  Rent shall be paid to Landlord in advance, on the first day of each calendar month, during the entire term of this Lease, without deduction or set-off, in legal tender of the jurisdiction in which the Building is located at the address of Landlord as set forth, or to such other person or entity or to such other address as Landlord may designate in writing.  Tenant’s obligation to pay all rent due under this lease shall survive the expiration or earlier termination of this tease.  Should this Lease commence on a day other than the first day of the month or terminate on a day other than the last day of the month, the rent for such partial month shall be pro-rated based on a 365-day year.

2.01-1 BASIC RENT.  Tenant agrees to pay the basic rent as shown on the cover page of this Lease (as such amount may be modified from time to time in accordance with provisions of Section 2.02 of this Lease) to Landlord.

2.01-2 INTEREST RATE ON DELIQUENCIES.  If Tenant shall fail to pay any rent when due, such unpaid amounts shall bear interest at the rate shown on the cover page of this Lease.

2.02 ADJUSTMENTS TO RENT – CONSUMER PRICE INDEX (CPI-W).  The monthly rent to be paid Landlord by Tenant shall be increased annually effective on the anniversary of the commencement date of this Lease by a percentage equal to the annual percentage increase in the United States Bureau of Labor Statistics, Consumer Price Index, published bimonthly, for Union Wage Earners and Clerical Workers (CPI-W), All Items for Washington, DC – Baltimore, MD, SMSA, ____ November 1995 ____ (hereinafter referred as the CPI-W).  The base of the CPI-W Index for computation of the increase, if any, shall be the month shown on the cover page of this Lease.  The index for the same month shall be compared annually to determine the percentage increase and the resulting percentage shall be applied to the monthly rental rate then in effect to determine the monthly rent to be paid for the ensuing year.  Landlord shall notify Tenant of any increases in the monthly rental rate resulting from such computation and Tenant shall pay Landlord the amount of such increase retroactively to the effective date thereof.  If the CPI-W Index is discontinued or replaced, or if the item incorporated in the CPI-W index are revised, an equitable adjustment will be made to result in developing a formula to be used in order to permit an annual rental adjustment to reflect any decline in the purchasing power of the basic rental payment called for in this Lease.

2.03 SECURITY DEPOSIT.  Upon execution of this Lease, Tenant has deposited with Landlord the amount as shown on the cover page of this Lease, to be held, without interest as security for the payment of any monies for which Tenant shall or may become liable to Landlord under this Lease, and for the faithful performance of Tenant of all covenants and agreement under this Lease; said deposit to be returned to Tenant after termination of this Lease or any renewal thereof, provided Tenant shall not be in default and has vacated the Premises.  Nothing in this paragraph shall be deemed to limit the amount of any claim, demand or cause of action of Landlord against Tenant under the provision of this Lease.

2.04 LANDLORD’S LIEN.  To ensure payment of said rent, Landlord is hereby given a lien on all movable property of Tenant placed in the Premises, but the statutory Landlord’s lien for rent is not waived, the express Lien herein granted being in addition thereto.

SECTION III.  USE; RESTRICTION OF USE; BUILDING REGULATIONS; QUIET ENJOYMENT;
SERVICES BY LANDLORD.

3.01 USE.  Premises shall be used only for the use specified on the cover page of this Lease and for no other use.  Tenant shall, at Tenant’s expense, comply with all terms, rules, regulations, requirements, and ________ enacted or imposed by any governmental unit having jurisdiction over the Building, Premises, Landlord or Tenant.

3.02 RESTRICTIONS ON USE.  Tenant shall not:

3.02-1 Do not permit to be done anything which will invalidate or increase the cost of any insurance coverage on the Building and the Premises;

3.02-2 Do not permit anything to be done in the Building or on the Premises which will obstruct or interfere with the right of other tenants or occupants of the Building;

3.02-3 ___ allow or permit the Premises to be used for any improper or objectionable purposes;

3.02-4 Cause, maintain or permit any nuisance in or about the Premises;

3.02-5 Commit or permit any waste to be committed in the Premises;

3.02-6 Use or occupy Premises in violation of any law, rule, regulation, requirement or ordinance enacted to imposed by any governmental unit having jurisdiction over the Building, Premises, Landlord or Tenant.

3.03 BUILDING REGULATIONS.  Tenant shall obey all rules and regulations of the Building as imposed by Landlord and set forth in Exhibit B and incorporated as a part of this Lease.  The rules and regulations are in addition to, and shall not be construed to modify or amend this Lease in any way.  Landlord shall have the right to make changes or additions to such rules and regulations provided such changes or additions, except those effecting the safety and operation of the Building or Premises, do not unreasonably affect Tenant’s use of the Premises, shall not be liable for failure of any Tenant to obey such rules and regulations.  Failure by Landlord to enforce any current or subsequent rules or regulations against any tenant or the Building shall not constitute a waiver thereof.

3.04 QUIET ENJOYMENT.  Landlord agrees that, subject to the terms, covenants arid provisions of this Lease, Tenant may, upon observing and complying with all terms, covenants and provisions of this Lease, peaceably and quietly occupy the Premises.

3.05 SERVICES BY LANDLORD; TIMES AND LEVEL FURNISHED.  Landlord shall furnish Tenant those services hereafter described.  Janitor service, refuse removal shall be furnished during the hours of 4:00 p.m. to 7:00 p.m.  All other services shall be furnished during the hours of 8:00 a.m. to 6:00 p.m. on weekdays (except all holidays recognized by the U.S. Government).  If, upon request of Tenant, its agents or employees, such services are provided to Premises on Saturday, Sunday, holidays or times other than specified, or of a level in excess of those described, Tenant shall pay Landlord as additional rent the cost of those services provided based upon Landlord’s schedule of rates in effect at the time such services are furnished.  If any services to be provided are suspended or interrupted by strikes, repairs, alterations, orders from any governmental authority or any cause beyond Landlord’s reasonable control, Landlord shall not be liable for any costs or damages incurred by Tenant.  Suspension or interruption shall not result in any abatement of rent, be deemed an eviction or relieve Tenant of performance of Tenant’s obligations under this Lease.

Services furnished:

3.05-1 Passenger elevator service in common with others;

3.05-2 Men’s and women’s restrooms situated on the floor on which the premises are located together with hot and cold or tempered water for use in said restrooms;

3.05-3 One refrigerated drinking fountain on the floor on which the Premises are located;

3.05-4 A clean street-level lobby, entrance way, elevator lobbies, public corridor and other public portions of the Building for use in common with others;

3.05-5 A Building Directory Located in close proximity to the primary entrance of the Building which will contain Tenant’s name and suite number;

3.05-6 Electric current in reasonably sufficient amounts for normal business use, including operation of building lighting and general office machines of a type which require no more than a 110-volt duplex outlet.  Computers and other equipment requiring heavier than normal office use of electricity shall be excluded;

3.05-7 Relamping and maintaining building standard fluorescent lighting fixtures installed in Premises;

3.05-8 Heating, ventilation and air conditioning, in season, through the existing air distribution system of the Building, at such temperatures and in such amounts as may, in the judgment of the Landlord, be reasonably required for comfortable use and occupancy under normal business operation.  The heating season shall be from October 1st to May 14th and the air conditioning season from May 15th to September 30th;

3.05-9 Janitor service and refuse removal on Monday through Friday (exclusive of holidays recognized by the U.S. Government.  The level of janitor service shall not include carpet shampooing, drapery cleaning or cleaning, maintenance and supplies for eating facilities, computer centers, special equipment areas, or security areas located within the Premises;

3.05-10 Window washing of all exterior windows in the Premises at intervals determined solely by Landlord.

SECTION IV.  ASSIGNMENT; SUBLET; RECAPTURE OF PREMISES; MORTGAGE BY
LANDLORD; SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE;
NOTICE TO MORTGAGEE; SALE BY LANDLORD.

4.01 ASSIGNMENT SUBLET.  Tenant shall not assign this Lease or any part thereof or sublet all or any part of the Premises without prior written consent of Landlord, which shall not be unreasonably withheld.  If Tenant desires to assign or sublet all or a portion of the Premises, Tenant shall first advise Landlord in writing of the name, proposed use of Premises and such financial information as Landlord may reasonably require applicable to the proposed assignee or subtenant.  Tenant shall also accompany such request for consent with a copy of the proposed assignment or sublease and any other agreements to be entered into concurrently with such assignment or sublease.  It shall not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility or business of proposed assignee or subtenant is unacceptable to Landlord or if the intended use by the proposed assignee or subtenant is not identical to the use of the Premises authorized Tenant by the provisions of this Lease or if the proposed assignee or subtenant is a present or former tenant of the Building.  Any assignment or subletting consented to by Landlord shall be evidenced in writing in a form acceptable to Landlord.  This Lease shall not be assignable by operation of law.  Assignees or subtenants shall become directly liable to Landlord for all obligations of Tenant under this Lease without relieving Tenant of any liability.  Consent by Landlord shall not relieve the Tenant from obtaining written consent to any subsequent assignment or subletting.

4.02 CORPORATE TRANSFER.  Any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of or power to vote the majority of its outstanding voting stock, shall constitute an assignment.  Unless Tenant’s stock is listed on a recognized security exchange or if less then eighty percent (80%) of its stock is owned by a corporation whose stock is listed on a recognized security exchange, an assignment forbidden under this Lease shall include one or more sales or transfers, by operation of law or otherwise, or creation of new stock, or which an aggregate of more than fifty percent (50%) of Tenant’s stock shall be vested in a party or parties who are non-stockholders as of the commencement date of this Lease.

4.03 RECAPTURE OF PREMISES.  Tenant’s request of Landlord’s consent to assign this Lease or sublet all or any part of the Premises shall contain an offer to Landlord to recapture, at the then square foot rental rate or the rental Tenant proposes to obtain, whichever is the lower, all or any part of the Premises which Tenant proposes to assign or sublet.  Upon receipt of such offer, Landlord shall have the option, to be exercised within sixty (60) days following receipt, to require Tenant to accept the offer to recapture.  If accepted, Tenant shall execute an assignment Lease or a sublease to Landlord in a form acceptable to Landlord with Landlord having the right to sublease or subrent to others.  In such event, Tenant shall not be relieved of its liability under this Lease.  If Landlord exercises its option to recapture and the assignment or sublease from Tenant provides for a rental rate equal to the rental rate in effect as of the date the option is exercised, Tenant shall be released of all further liability under this Lease, as of the effective date of the assignment or sublease, with respect to that portion of the Premises subject to the assignment or sublease.  If Landlord does not exercise its option within the sixty (60) day period, and consents in writing to Tenant’s request to assign or sublease, Tenant may assign or sublease within ninety (90) days from the date of Tenant’s request at a rental no less than the rental offered to Landlord in the request.

4.04 MORTGAGE BY LANDLORD.  Tenant accepts this Lease subject to any deeds of trust, security interest or mortgage which might now or hereafter constitute a lien upon the Building or improvements.

4.05 SUBORDINATION.  This Lease is and shall be subject and subordinate in all respects to any and all mortgages and deeds of trust now or hereafter placed on the Building or the land upon which the Building is situated, and to all renewals, modifications, consolidations, replacements and extensions thereof.

4.06 ATTORNMENT.  If the Interest of Landlord is transferred to any person or entity by reason of foreclosure or other PROCEEDINGS for enforcement of any mortgage, deed of trust or security interest or by delivery of a deed in lieu OF FORECLOSURE or other proceedings, Tenant shall immediately and automatically attorn to such person or entity.  In event of such transfer, this Lease and Tenant’s rights hereunder shall continue undisturbed so long as Tenant is not in default.

4.07 ESTOPPEL CERTIFICATE.  Tenant will at any time and from time to time, upon not less than twenty (20) days prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing executed by Tenant certifying that this Lease is modified and in full effect or if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications; the dates to which the rent has been paid, and either stating that to the knowledge of the signer of said statement that no default exists or specifying each such default which the signer may have knowledge.  It is intended that any such statement executed by Tenant may be relied upon by any prospective purchaser or mortgagee or existing mortgagee of the Building.

4.08 NOTICE TO MORTGAGEE.  In the event of any act or omission by Landlord which would give Tenant the right to damages or terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises, Tenant shall not commence action or terminate until it shall have given written notice to Landlord and the holder of the indebtedness or other obligation secured by a first mortgage or first deed of trust affecting the Building, if the name and address of such holder has previously been furnished Tenant, and until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord rd and such holder, or either of them, their agents or employees, shall be entitled to enter the Premises and do whatever may be necessary to remedy such act or omission.  During the period following the giving of such notice and during the remedying of such act or omission, the rent shall be abated and apportioned only to the extent that any part of the Premises shall be untenantable.

4.09 SALE BY LANDLORD.  In the event Landlord transfers its interest in the Building, Landlord shall thereby be released from any further obligation hereunder, and Tenant agrees to look solely to the successor in interest of the Landlord for the performance of such obligations.

SECTION V.  MAINTENANCE AND REPAIRS; RIGHT OF ENTRY; ALTERATIONS; LIENS; SIGNS.

5.01 MAINTENANCE AND REPAIRS BY TENANT.  Tenant shall maintain the Premises and any alterations and additions to the Premises in good condition and repair, reasonable wear and tear and damage or destruction by fire or other casualty which Tenant is not obligated to repair excepted.  Tenant shall repair or replace any damage or injury to the Premises or the Building caused by Tenant, its agents, employees or invitees.  All maintenance and repairs made by Tenant shall t LI be performed only by licensed contractors first approved by Landlord.  Tenant shall require its contractor to comply with Landlord’s regulations regarding all work to be performed.

5.02 LANDLORD’S RIGHT OF ENTRY.  Landlord, its agents or employees shall have the right to enter the premises at reasonable hours to make inspections, or to make alterations, or repairs to the Building or the Premises for which it is responsible.  In event of emergency or in order to comply with all laws, orders, ordinances and requirements of any governmental unit or authority, Landlord, its agents or employees shall have the right of entry at any time and may perform any acts related to safety, protection, preservation or improvement of the Building or the Premises.  Except for repair of casualty damage not caused by Tenant, its agent, employees or invitees, Tenant shall not be entitled to any abatement or reduction of rent because of work performed within the Building or Premises by Landlord.

5.03 MAINTENANCE BY LANDLORD.  Landlord will maintain and make necessary repairs of damage to the Building corridors, lobbies, common areas and structural members and to equipment used to provide those services which Landlord agrees to furnish, unless such damage is caused by acts or omissions of Tenant, its agents, employees, customers or invitees, in which event Tenant shall pay the entire cost of such repairs or damage.  Tenant shall promptly give Landlord written notice of any damage caused by Tenant, its agents, employees, customers or invitees.  Landlord shall not be Liable by any reason of any injury to or interference with Tenant’s business arising from the performance of any maintenance or the making of any repairs performed by Landlord, its agents or employees.

5.04 ALTERATIONS BY TENANT.  Tenant shall make no changes, additions, alterations or improvements to the Premises without the prior written consent of Landlord and subject to all rules, requirements and conditions imposed by Landlord at the time such consent is given.  Landlord shall have the right to withhold its consent.

5.05 ALTERATIONS BY LANDLORD.  Landlord may make repairs, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises or the Building.  Landlord may also make changes, alterations or additions to any part of the Building not forming pert of the Premises and change the locations of common areas of the Building.

5.06 LIENS.  Tenant shall not cause liens of any kind to be filed or placed against the Premises or the Building.  If any liens are filed, with or without Tenant’s knowledge, and such liens are the result of any act, directive or action of Tenant, its agents or employees, Tenant shall immediately, at Tenant’s sole cost and expense, take whatever action necessary to cause such Lien to be satisfied and discharged.

5.07 SIGNS.  Tenant shall not display, inscribe, paint or affix any sign, picture, advertisement or notice visible from anywhere outside the Premises without Landlord’s prior written consent.  If consented to by Landlord any such sign shall be painted by a sign painter approved by Landlord and shall be maintained by Tenant during Tenant’s occupancy of the Premises.  All costs for production, installation, maintenance and removal shall be Tenant’s responsibility.  All such approved signs shall be removed by Tenant upon vacating the Premises and any damage caused by such removal shall be immediately repaired.

SECTION VI.  INSURANCE; INDEMNITY; SUBROGATION.

6.01 INSURANCE BY LANDLORD.  Landlord may maintain insurance for those perils and in amounts which would be considered prudent for similar income type property situated in the general area of the Building or which is required by any mortgage or creditor of Landlord.

6.02 INSURANCE BY TENANT.  Tenant shall maintain at Tenant’s expense:

6.02-1 Fire insurance with extended coverage endorsement for not less than 80% of the current replacement cost of Tenant’s improvements, trade fixtures, furniture and equipment situated in the Premises.

6.02-2 Comprehensive public liability insurance on an occurrence basis with respect to Tenant’s business and occupancy of the Premises for any one occurrence or claim of not less than One Million Dollars or such other amount as Landlord may reasonably require in writing from time to time.

6.02-3 Insurance against such other perils and in such amounts as Landlord may from time to time reasonably require in writing.  Such request shall be made on the basis that the insurance coverage requested is customary at the time for prudent tenants.

6.02-4 All policies of insurance maintained by Tenant shall be in a form acceptable to Landlord, issued by Insurer licensed to do business in the state in which the Building is situated, require at least 15 days written notice to Landlord of termination or material alteration and waive, to the extent available, any right of subrogation against Landlord.  If requested by Landlord, Tenant shall promptly deliver to Landlord certified _____________________________________________________________________________________________

6.03 which may be caused by the Building or the Premises, or any appurtenances thereto, being out of repair or by the bursting or leakage or any water, gas, sewer or steam pipe, or by theft or by any act of neglect of any Tenant or occupant of the Building, or of any other person, or by any other cause whatsoever, unless caused by the gross negligence of Landlord.

6.03-1 WAIVER OF SUBROGATION.  To the extent that a loss is covered by insurance in force and recovery is made for such loss, the Landlord and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective fire insurance policies (including extended coverage), provided that this waiver shall not be applicable if it has the effect of invalidating any insurance coverage of Landlord or Tenant.

SECTION VII.  DAMAGE AND DESTRUCTION.

7.01 DAMAGE REPAIR.  In the event the Building or the Premises shall be destroyed or rendered untenantable, either in whole or in part, by fire or other casualty, Landlord may at its option, restore the Building or Premises to as near their previous condition as is reasonably possible, and in the meantime, unless the damage was caused by actions, omissions or negligence of Tenant, its agents, employees, contractors or invitees, the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof; but unless Landlord, within 90 days after the happening of any such casualty, shall notify Tenant of its election to restore, this Lease shall not continue and Landlord shall commence the necessary restoration.  Such restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the Building or any improvements to the Premises in excess of those provided for in the allowance for building standard items as of the commencement date of this Lease.  Restoration of the Premises required beyond Landlord’s obligation shall be performed by the Tenant at no cost to the Landlord.  If Landlord shall elect to notify Tenant that Landlord shall not restore, this Lease shall terminate as of the date of the occurrence and Tenant shall promptly vacate the Premises.  Upon vacating, any prepaid rent from date of vacating shall be refunded to Tenant.

7.02 DELAY BEYOND LANDLORD’S CONTROL.  No penalty shall accrue to Landlord for delay in completing repairs caused by adjustment of insurance claims, governmental requirements or any cause beyond Landlord’s reasonable control.

7.03 BUSINESS INTERRUPTION.  No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building.  Landlord shall use its best efforts to effect such repairs promptly and in such manner as not unreasonably to interfere with Tenant’s occupancy.

7.04 TENANT IMPROVEMENTS.  Landlord will not carry insurance of any kind on any improvements, additions or alterations made and paid for by Tenant or Tenant’s furniture or furnishings or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease and Landlord (except as provided by Law by reason of its negligence) shall not be obligated to repair any damage thereto or replace the same.  Landlord shall be obligated to make repairs or restoration only of those portions of the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

7.05 DESTRUCTION DURING LAST YEAR OF TERM.  In case the Building shall be substantially destroyed by fire or other causes at any time during the last year of the term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other party hereto given within 90 days of the date of such destruction.

7.06 MUTUAL RELEASE.  Upon any termination of this Lease as a result of damage or destruction of the Building or Premises as provided herein, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for rent and any other monies which have accrued and are then repaid.

SECTION VIII.  CONDEMNATION.

8.01 CONDEMNATION; AWARD; TERMINATION.  If the Building or Premises shall be taken or condemned for any public purpose, or for any reason whatsoever, to such an extent as to render either or both untenantable, either Landlord or Tenant shall have the option to terminate this Lease effective as of the date of taking or condemnation.  If the taking or condemnation does not render the Building and the Premises untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not taken to the extent possible to the condition existing prior to the taking.  In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority.  If, as a result of such restoration, the area of the premises is reduced, the rental shall be reduced proportionately.  ALL proceeds from any taking or condemnation shall be paid to Landlord.  Tenant waives all claim against such proceeds.  A voluntary sale or conveyance in lieu of but under the threat of condemnation shall be considered a taking or condemnation for public purpose.

SECTION IX.  SURRENDER OF PREMISES.

9.01 SURRENDER AT EXPIRATION.  Upon termination of this Lease, whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises and deliver to Landlord in as good repair and condition as at the commencement of Tenant’s occupancy, reasonable wear and tear and damage or destruction by fire or other casualty excepted.  Tenant shall deliver all keys to the Building and the Premises to Landlord.  If possession is not immediately surrendered, Landlord may take possession of the Premises and expel or remove Tenant and any other person occupying all or a portion of the premises, without having any civil or criminal liability.

9.02 TITLE TO IMPROVEMENTS.  Except for movable office furnishings, all improvements, alterations or additions made by either Landlord or Tenant within the Premises shall become the property of Landlord when the Premises are vacated by Tenant and shall remain upon and be surrendered with the Premises without compensation to Tenant.  Except for damage by fire or casualty, the maintenance and care of such improvements during the term of this Lease shall be the responsibility of Tenant.  Wall paneling, closets, built-in cabinets, sinks, doors, floor coverings and built-in units of all kinds are improvements that become the property of Landlord.

9.03 REMOVAL OF FURNITURE; TRADE FIXTURES; ABANDONMENT.  All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at termination of the Lease.  All such removals shall be accomplished in a workmanlike manner so as not to damage the Premises, the structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.  Any such furniture, movable trade fixtures and equipment not promptly removed by Tenant shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice to Tenant or obligation to compensate Tenant or to account therefore, and Tenant shall pay Landlord, on demand, all costs incurred by Landlord in connection with such abandonment.

9.04 RESTORATION OF THE PREMISES.  If requested by Landlord, within 30 days prior to the end of the term of this Lease, Tenant shall, prior to surrender of the premises, remove all alterations, additions, improvements or installations made to the Premises by Tenant following commencement of this Lease, and shall repair all damage to the Premises caused by such removal and restore the Premises to the condition in which they were prior to the installation of the items so removed.

SECTION X.  DEFAULT; EVENTS; REMEDIES.

10.01 EVENTS OF DEFAULT.  The occurrence of any one of the following events shall constitute a default of this Lease by Tenant.

10.01-1 Failure of Tenant to make any payment of rent or other required payment, when due, and such failure continues for a period of five (5) days after mailing of written notice by Landlord to Tenant, provided however that no notice shall be necessary if two notices have been given during the preceding 12-month period;

10.01-2 Failure by Tenant to take possession of the Premises within thirty (30) days following commencement of this Lease;

10.01-3 Vacating or abandonment of all or a substantial portion of the Premises;

10.01-4 Failure of Tenant to comply with any provision of this Lease, other than payment of rent, and such failure shall continue for fifteen (15) days after mailing of written notice by Landlord to Tenant specifying the nature of non-compliance by Tenant with reasonable particularity provided, however, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required for its cure, Tenant shall not be in default if Tenant Immediately commences or has commenced such cure and thereafter diligently proceeds to cure such default within Thirty (3O) days.

10.01-5 The making of an assignment or general arrangement for the benefit of creditors by Tenant or any guarantor of Tenant’s obligations under the Lease;

10.01-6 The filing by Tenant or any guarantor of Tenant’s obligations under this Lease of a petition under any section or chapter of the present Federal Bankruptcy Act (or foreign equivalent) or amendment thereto or under any similar law or statute of the United States (or foreign country) or any state (or province) thereof, or the failure of the dismissal, within ten (10) days after the filing of an involuntary petition of bankruptcy or insolvency against Tenant or guarantor of Tenant’s obligations.

10.01-7 The appointment of a receiver or trustee for all or substantially all the assets of Tenant or any guarantor of Tenant’s obligations under this Lease and such receivership shall not have been terminated or stayed within the time permitted by law;

10.01-8 The attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

10.02 REMEDIES IN EVENT OF DEFAULT.  Upon the occurrence of any event of default, Landlord shall have the option to do any one or more of the following without any notice or demand.

10.02-1 Termination of Lease.  Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.  If Tenant shall fail to do so, Landlord may without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove Tenant or anyone occupying the Premises and its affects without being liable to prosecution or any claim for damages.  Tenant agrees to indemnify Landlord for all loss and damage suffered by Landlord because of such termination whether through inability to relet the Premises or otherwise, including any loss of rent for the remainder of the term of this Lease.  If Landlord elects to terminate this Lease, Tenant’s liability to Landlord for damages shall survive such termination.

10.02-2 Reletting of Premises.  Enter upon and take possession of the Premises as agent of Tenant without terminating Lease and without being liable to prosecution or any claim for damages.  Landlord may relet the Premises and in that connection may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in this Lease or which Landlord may reasonably consider injurious to the Premises, or to any tenant which Landlord may consider objectionable.  Landlord may relet all or any portion of the Premises, alone or in conjunction with other portions of the Building, for a term longer or shorter than the term of this Lease, at a rental rate greater or less than the then current rental rate provided in this Lease, and upon such other terms (including the granting of concessions) as Landlord solely determines to be acceptable.  If Landlord elects to reenter and relet all or any portion of the Premises, Landlord shall be entitled to recover, as damages, immediately, without waiting until the due date of any future rent, or until the date fixed for expiration of this Lease, the total of all rent owing and unpaid at of the date of the default; the costs of reentry and reletting including without limitation the cost of any cleanup, refurbishing, removal of Tenant’s property and fixtures; and other expense occasioned by Tenant’s failure to quit the premises and to leave them in the required condition; any remodeling costs; attorneys’ fees; court costs; brokers’ commissions; advertising costs and the difference between the rent and all of Tenant’s other obligations under this Lease and the actual rent received by Landlord from the Premises for the period commencing with the date of the default and continuing through the date designated as the expiration date of this Lease.  No such reentry or taking possession of the Premises shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant.  Landlord, however, shall have no duty to relet the Premises and Landlord’s failure to do so shall not release Tenant’s liability for rent or damages.  If Landlord elects to enter and relet the Premises the Landlord may at any time thereafter elect to terminate this Lease for Tenant’s default, if Landlord takes possession of Premises, Landlord shall have the right to rent any other available space in the Building before reletting or attempting to relet the Premises.

10.02-3 Landlord’s Right to Perform.  Landlord may do whatever Tenant is obligated to do by the provisions of this Lease and may enter the premises without being liable to prosecution or claim for damages in order to accomplish this purpose.  Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in complying with the terms of this Lease on behalf of Tenant.  Tenant agrees that Landlord shall not be liable for any damages to Tenant from such action, whether caused by negligence of Landlord or otherwise.

10.02-4 Right to Sue More Than Once.  Landlord may sue periodically to recover damages during the period corresponding to the remainder of the term of this Lease, and no action for damages shall bar a later action for damages subsequently accruing.

10.02-5 Remedies Cumulative.  The remedies as set forth and available to Landlord because of the default of Tenant, shall be in addition to and shall not exclude any other remedy available to Landlord under this Lease or applicable law.

10.02-6 WAIVER OF REDEMPTION RIGHTS.  Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for its remaining term after having been dispossessed or ejected from the Premises by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

SECTION XI.  MISCELLANEOUS PROVISIONS.

11.01 WAIVER.  No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.  Landlord’s waiver of a breach at any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having the effect of any original breech.  Landlord’s receipt of rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not prevent a subsequent set, which would have originally constituted a breach, from having the effect of any original breach.  Landlord’s receipt of rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach.  Landlord’s failure to enforce against Tenant or any other tenant of the Building any of the rules or regulations made by Landlord shall not be deemed a waiver of such rules or regulations.  No act or thing done by Landlord, its agents or employees during this Lease term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless in writing signed by Landlord.  The delivery of keys to any of Landlord’s agents or employees shall not operate a motion of this Lease or a surrender of the Premises.  No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent due shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying a payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy available to Landlord.

11.02 HOLDING OVER.  If Tenant shall fail to vacate the Premises upon expiration or sooner termination of this Lease, Tenant shall be a month-to-month Tenant and subject to all laws of the state in which the Building is situated applicable to such tenancy.  The rent to be paid Landlord by Tenant during such continued occupancy shall be the same being paid by Tenant as of the date of expiration or sooner termination.

11.03 REMOVAL OF PROPERTY.  Upon expiration or sooner termination of this Lease, all of Tenant’s trade fixtures, personal property and improvements remaining in the Premises or the Building shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection therewith.

11.04 NOTICES.  A11 notices under this Lease shall be in writing and delivered in person or sent by prepaid registered or certified mail to Landlord at the same place to which rent payments are made, and to the Tenant at the Premises, or such addresses as hereafter may be designated by either party in writing.  Notices mailed shall be deemed given on the date of mailing.

11.05 ATTORNEYS’ FEES.  Tenant shall pay to Landlord upon demand all attorneys’ fees, expenses, court costs and all costs of any appeals incurred by Landlord in enforcing any of the obligations of Tenant under this Lease.

11.06 TIME OF THE ESSENCE.  In all instances where Tenant is required by the terms and provisions of this Lease to pay any sum or to do any act at a particular indicated time or within an indicated period, it is understood and agreed that time is of the essence.

11.07 WAIVER OF JURY TRIAL.  Landlord and Tenant hereby waive, to the extent not prohibited by law, the right to a jury trial in any action or proceeding between and among them or their successors arising out of this Lease or Tenant’s occupancy of the Premises or its right to occupy the Premises.  Tenant hereby waives the right to interpose a counterclaim in any proceeding instituted by Landlord against Tenant to terminate this Lease, to obtain possession of the Premises, or to recover rent.

11.08 GOVERNING LAW.  This Lease shall be construed and governed by the laws of the State of Maryland in which the Premises are situated.  Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of the said state, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions had never been included.

11.09 DESIGNATED PARTIES.  Landlord may act in any matter provided for herein by its property manager or any other person who shall from time to time be designated by Landlord by notice to Tenant.  Tenant may designate in writing a person to act on its behalf in any matter provided for herein and may, by written notice, change such designation.  In the absence of such designation, the person or persons executing this Lease for Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

11.10 SUCCESSORS.  Except as otherwise specifically provided, the terms, covenants and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assignees of the parties to this Lease.

11.11 JOINT AND SEVERAL LIABILITY.  If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

11.12 MERGER.  The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Landlord and Tenant shall not work a merger, and shall at Landlord’s option terminate all or any subleases or subtenancies.  Landlord’s option shall be exercised by notice to Tenant and all known tenants under any sublease or subtenancy.

11.13 RELATIONSHIP OF PARTIES.  Nothing contained in this Lease shall create any relationship between the Landlord and Tenant other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of Tenant’s business, or a joint venturer or a member of a joint or common enterprise with Tenant.

11.14 ENTIRE AGREEMEMT; CAPTIONS.  This Lease contains the entire agreement of the parties and no representation on, promises or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force and effect.  Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except in writing executed by Landlord and Tenant.  The captions for sections of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part of this Lease.

11.15 SEVERABILITY.  If any clause or provision of this Lease is held to be illegal, invalid or unenforceable under present or future law effective during the term of this Lease, the remainder of this Lease shall not be affected thereby.  In lieu of such clause or provision held to be illegal, invalid or unenforceable there shall be added, as a part of this Lease, a clause or provision as similar in terms as possible which shall be legal, valid and enforceable.

11.16 GENDER.  Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

11.17 VARIATIONS IN PRONOUNS.  All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

11.18 BUILDING NAME.  Landlord reserves the right at any time and from time to time to change the name by which the Building is designated.

11.19 BROKERAGE COMMISSIONS.  Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charge claimed by or awarded to any broker or agent with respect to this Lease.

11.20 CORPORATE AUTHORITY.  If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the state in which the Premises are situated.  Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has authority to do so and fully obligate Tenant to all terms and provisions of this Lease.  Tenant shall, upon request from Landlord, furnish landlord with a certified copy of resolutions of the Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant’s behalf.

11.21 FORCE MAJEURE.  Landlord shall not be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by acts of God, strikes, lockouts, material or Labor restrictions by any governmental authority, civil riot, floods, arid any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

11.22 LIMITATION ON RECOURSE.  Tenant specifically agrees to look solely to Landlord’s interest in the Building for the recovery of any judgments from Landlord.  Landlord will not be personally liable for any such judgments.  The provisions contained in the preceding sentences are not intended to, and will not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit of action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

11.23 LANDLORD’S FEES.  Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including, without Limitation, reasonable attorneys’, engineers’ or architects’ fees, within 10 days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

11.24 EXHIBITS.  The contents and provisions set out in any Exhibits attached hereto are incorporated herein by reference and made a part hereof.  If any provision or provisions set out in said Exhibits are in conflict with any other provisions of this Lease, the provision or provisions set forth in said Exhibit shall be controlling.

IN WITNESS WHEREOF, the parties hereto, have executed this Lease under seal the day and year hereinafter written.

TENANT:	/s/ Mario Ortega
Mario Ortega (Individual)
Presto/Solmaya
By:	/s/ Mario Ortega
Mario Ortega, Vice President

LANDLORD:	/s/ Charles Lee Blackwell, Trustee
Charles Lee Blackwell, Trustee
/s/ Mildred Aileen Blackwell
Mildred Aileen Blackwell
DATE EXECUTED:	August 29, 2007